Filed Pursuant to Rule 424(b)(5)
File No. 333-278770

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 17, 2024)

29,024,768 Shares of Common Stock

Warrants to Purchase up to 29,024,768 Shares of Common Stock

and

the Shares of Common Stock underlying the Warrants

We are offering 29,024,768 shares of our common stock, par value $0.0001 per share (the “common stock”), and warrants to purchase up to 29,024,768 shares of our common stock (and the shares of common stock issuable from time to time upon exercise of those warrants). Each share of common stock sold in this offering will be accompanied by a warrant to purchase one share of our common stock at an exercise price of $3.101 per share. Each share of common stock and the accompanying warrant is being sold at a combined offering price of $2.584. Subject to certain ownership limitations, the warrants will be immediately exercisable, and the warrants will expire five years after the initial issuance date. The shares of common stock and the warrants will be issued separately. We refer to the shares of common stock and the accompanying warrants, including the underlying shares of common stock, to be issued in this offering, collectively, as the “securities.”

Our common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “IBRX.” The closing price of our common stock on April 7, 2025, as reported by Nasdaq, was $2.72 per share. There is no established public trading market for the warrants, and we do not intend to list the warrants on any national securities exchange or nationally recognized trading system.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 6 of the accompanying prospectus, as well as the information under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and under similar headings in the other documents incorporated by reference into this prospectus supplement and the accompanying base prospectus for a discussion of the factors you should carefully consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share and Accompanying Warrant	Total
Offering price for common stock and accompanying warrants	$2.584	$75,000,000.51
Proceeds, before expenses, to us (1)	$2.584	$75,000,000.51

(1)	The amount of the offering proceeds to us presented in this table does not include proceeds from the exercise of the warrants issued in the offering.

We expect to deliver the shares of common stock and warrants being offered hereby to investors on or about April 9, 2025.

The date of this prospectus supplement is April 7, 2025.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and certain other matters, also adds to, updates, or changes the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated April 17, 2024 (included in our Registration Statement on Form S-3 (File No. 333-278770)), which provides more general information, some of which may not apply to this offering and some of which may have been supplemented or superseded by information in this prospectus supplement or documents incorporated or deemed to be incorporated by reference into this prospectus supplement that we filed with the SEC subsequent to the date of the prospectus. To the extent that there is any conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement. These documents contain important information you should consider when making your investment decision.

We have not authorized anyone to provide you with any information different from that contained in this prospectus supplement and in the accompanying prospectus or in any free writing prospectus prepared by us or on our behalf. The information contained in this prospectus supplement speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects.

We are not making offers to sell these securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. You should read this prospectus supplement, the accompanying prospectus, including any information incorporated by reference, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you to in the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference” below.

We own or have rights to trademarks, trade names, or service marks that we use in conjunction with the operation of our business. Each trademark, trade name or service mark of any other company appearing in this prospectus supplement or the accompanying prospectus belongs to its holder. Use or display by us of other parties’ trademarks, trade names or service marks is not intended to and does not imply a relationship with, or endorsement or sponsorship by us of, the trademark, trade name or service mark owner.

All references in this prospectus supplement or the accompanying prospectus to “ImmunityBio,” the “Company,” “we,” “us,” or “our” mean ImmunityBio, Inc. and our consolidated subsidiaries, unless we state otherwise, or the context indicates otherwise.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our shares of common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the risk factors contained in this prospectus supplement, the accompanying prospectus, our most recent Annual Report on Form 10-K, and the financial statements and related notes thereto and other information incorporated by reference into this prospectus supplement and in the accompanying prospectus.

Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” the “Company,” and similar designations refer to ImmunityBio, Inc., together with its consolidated subsidiaries.

Our Business

ImmunityBio is a vertically-integrated commercial stage biotechnology company developing next-generation therapies that bolster the natural immune system to defeat cancers and infectious diseases. The company’s range of immunotherapy platforms, alone and together, act to drive an immune response with the goal of creating durable immune memory generating safe protection against disease. We are applying our science and platforms to treating cancers, including the development of potential cancer vaccines, as well as developing immunotherapies and cell therapies that we believe sharply reduce or eliminate the need for standard high-dose chemotherapy. These platforms and their associated product candidates are designed to be more effective, accessible, and easily administered than current standards of care in oncology and infectious diseases.

Our Strategy

We seek to become a leading global immunological therapeutics company by creating next-generation therapies to address serious unmet needs within urologic and other cancers as well as infectious diseases. To achieve this goal, the key elements of our strategy include:

•	advancing the commercialization of ANKTIVA as an integral component of immunotherapy combinations, including those with checkpoint inhibitors (CPIs) and cell therapy;

•

accelerating product candidates generated from our immunotherapy platforms with registrational intent to address difficult-to-treat oncological and infectious disease indications in large market segments;

•	continuously refining our pipeline and investing in high-value discovery, development, and manufacturing capabilities for our next generation product candidates;

•

continuing to prospect, license, and acquire technologies to complement and strengthen our platforms and product candidates, both as single agent and combination therapies, in order to optimize responses of the innate and adaptive immune systems to generate cellular memory against multiple tumor types and infectious diseases; and

•	cultivating new and expanding existing collaborations for our multi-stage pipeline to reach global scale efficiently.

Our Approved Product – ANKTIVA

Our lead biologic product ANKTIVA is a novel first-in-class IL-15 receptor superagonist antibody-cytokine fusion protein. On April 22, 2024, the FDA approved our product, ANKTIVA with BCG for the treatment of adult patients with BCG-unresponsive NMIBC with CIS with or without papillary tumors (the “approved product”). ANKTIVA was approved with a label indicating an immunological mechanism of action which proliferates and activates NK, CD8+ and memory T cells without the proliferation of immunosuppressive T-reg cells leading to the establishment of memory T cells. We began commercial distribution of our approved product in May 2024.

We believe there is potential for ANKTIVA to become a therapeutic foundation across all phases of treatment, including in adjunctive therapy, to amplify, reactivate or extend the efficacy of standard of care. ANKTIVA is being clinically evaluated in multiple oncology indications. We believe that other oncology indications with registration potential for ANKTIVA include other types of NMIBC (BCG-unresponsive papillary, BCG-naïve CIS and BCG-naïve papillary), lung, colorectal, pancreatic, prostate and ovarian cancers, and GBM and NHL.

Data from multiple clinical trials suggest ANKTIVA has potential to enhance the activity of therapeutic mAbs, including CPIs (e.g., pembrolizumab/Keytruda), across a wide range of tumor types, including lung cancer. Further, ANKTIVA has been observed to increase lymphocyte count in healthy adults, making it a potential therapy to rescue lymphopenia. We believe that the FDA authorization of RMAT designation for ANKTIVA and PD-L1 t-haNK in combination with standard-of-care chemotherapy/radiotherapy indicated for the reversal of lymphopenia and treatment of multiply relapsed locally advanced or metastatic pancreatic cancer may lead to a potential paradigm change in cancer care. We are also exploring or pursuing several other studies of ANKTIVA in combination with our other product candidates, including in prostate cancer (ANKTIVA in combination with hAd5 PSA), colon cancer (ANKTIVA in combination with hAd5 TriAd (Triple Antigen (CEA, MUC1, Brachyury))), and NHL (ANKTIVA in combination with rituximab). We are also exploring ANKTIVA in infectious diseases, including HIV and long COVID.

Key Catalysts for ANKTIVA

The following is a summary of selected significant developments affecting our business that occurred during the first quarter of 2025:

•

ANKTIVA received a J-code (J9028) assigned by the CMS in the U.S. for ANKTIVA (Injection, nogapendekin alfa inbakicept-pmln, for intravesical use, 1 microgram), which became effective on January 1, 2025.

•	With a permanent J-code awarded in January 2025, our February 2025 ANKTIVA unit sales volume grew 97% over unit sales volume in December 2024 and 67% over unit sales volume in January 2025.

•

ANKTIVA is now widely accessible to patients through commercial and government insurance programs (VA, DoD, Medicare). To date, commercial and governmental insurance cover over 240 million lives for ANKTIVA.

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We completed the submission of MAAs for the treatment of patients with BCG-unresponsive NMIBC with CIS with or without papillary tumors for ANKTIVA in combination with BCG to the MHRA in the UK in November 2024 and to the EMA in the EU in December 2024. The MHRA validated and accepted the MAA for review in February 2025, while the EMA accepted the MAA for review in January 2025. We are in continued dialogue for requests for information from both the MHRA and EMA, with the potential for approval in the UK and EU by 2026.

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In collaboration with Serum Institute, and in connection with our exclusive global supply arrangement that we announced during 2024, in February 2025 the FDA authorized an EAP allowing us to provide rBCG developed by Serum Institute to urologists to address the TICE BCG shortage in all settings where TICE BCG is approved, and we are also testing rBCG in an FDA-approved clinical trial in the U.S. Serum Institute’s GMP capacity to manufacture large-scale volumes of rBCG, already tested for safety and efficacy in clinical trials in Europe in subjects with NMIBC, aims to address the shortage of TICE BCG, which we believe will help to ensure a reliable supply for patients in need. This initiative underscores our commitment to addressing critical supply issues and expanding the opportunity for patients and physicians to have access to high quality and quantities of BCG to initialize and maintain treatments for bladder cancer, subject to regulatory approvals. We began shipments of rBCG pursuant to the EAP during the first quarter of 2025.

•

In January 2025, we announced a collaboration and supply agreement with BeiGene, Ltd. (to be renamed to BeOne Medicines, Ltd.), a global oncology company, to conduct a confirmatory randomized Phase 3 clinical trial (ResQ201A-NSCLC), combining BeOne’s tislelizumab, a PD-1 CPI, and our ANKTIVA (nogapendekin alfa inbakicept-pmln) product. The Phase 3 ResQ201A-NSCLC study aims to confirm the efficacy and safety of combination ANKTIVA plus CPI therapy previously demonstrated in the QUILT 3055 trial and provide evidence of the potential for these two immunotherapeutic agents to improve overall survival in patients with advanced or metastatic NSCLC who have acquired resistance to immune CPI therapy.

•

On February 27, 2025, the FDA granted us RMAT designation for ANKTIVA and CAR-NK (PD-L1 t-haNK) in combination with standard-of-care chemotherapy/radiotherapy indicated for the reversal of lymphopenia and treatment of multiply relapsed locally advanced or metastatic pancreatic cancer. This RMAT designation follows clinical data of absolute lymphocyte count (ALC) and significant overall survival correlations in QUILT trials across multiple tumor types including third-line or greater metastatic pancreatic cancer, checkpoint relapsed NSCLC, and supportive data from healthy volunteers. The reversal of lymphopenia by our IL-15 receptor superagonist is consistent with the mechanism of action of ANKTIVA demonstrating proliferation and activation of NK cells, CD4+ T cells, CD8+ T cells, and memory T cells without upregulation of suppressive T-reg cells and approved in the ANKTIVA label (approved for the treatment of adult patients with BCG-unresponsive NMIBC with CIS with or without papillary tumors). We intend to submit a BLA for the indication of reversal of lymphopenia in patients receiving standard of care chemotherapy and/or radiation and for the treatment of locally advanced or metastatic pancreatic cancer which includes the first-in-class CAR-NK (PD-L1 t-haNK), and to provide data from fully enrolled clinical trials in metastatic pancreatic cancer (QUILT 88) and in checkpoint relapsed NSCLC (QUILT 3055, NSCLC Cohort) patients, as well as lymphopenia reversal across multiple tumor types (QUILT 3055, all Cohorts), with supportive data of lymphocyte proliferation in healthy volunteers (QUILT 1004).

Our Pipeline

Our proprietary platforms for the development of biologic products and product candidates include: (i) cytokine fusion proteins, (ii) vaccine vectors, and (iii) cell therapies. As of December 2024, our platforms have generated nine first-in-human therapeutic agents (including one agent approved by the FDA) that are currently or planned to be studied in clinical trials in liquid and solid tumors. Target indications include bladder, lung, colorectal, pancreatic, prostate and ovarian cancers which are among the most frequent and lethal cancer types and where there are high failure rates for existing standards of care or no available effective treatment. We are constantly monitoring and prioritizing clinical development based upon the availability of our resources and the efficacy and market developments of our competitors’ products and product candidates, among other factors.

Our platforms and their associated approved product and product candidates are designed to attack cancer and infectious pathogens by activating both the innate immune system, including NK cells, dendritic cells, and macrophages, as well as the adaptive immune system comprising B and T cells, in an orchestrated manner. The goal of this potentially best-in-class approach is to generate immunogenic cell death thereby eliminating rogue cells from the body whether they are cancerous or virally-infected. Our ultimate goal is to overcome the limitations of current treatments, such as CPIs, by turning immunologically cold, MHC-deficient tumors into hot tumors, and/or reducing the need for standard high-dose chemotherapy in cancer by employing a coordinated approach to establish “immunological memory” that confers long-term benefit for the patient.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Information Incorporated by Reference” on page S-30 of this prospectus supplement.

THE OFFERING

Common stock offered by this prospectus supplement	29,024,768 shares of common stock

Warrants offered by this prospectus supplement	We are offering warrants to purchase up to 29,024,768 shares of common stock (and the shares of common stock issuable upon the exercise of the warrants). Each warrant will be exercisable for one share of our common stock at an exercise price of $3.101 per share, will be immediately exercisable, and will have a term of five years from the date of issuance. There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to list or quote the warrants on the Nasdaq Global Select Market, any other national securities exchange, or any other nationally recognized trading system. The shares of common stock, and the accompanying warrants, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. This offering also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Offering Price per share and associated warrant	$2.584

Common stock to be outstanding after this offering	881,929,108 shares of common stock and which excludes certain shares as further described below.

Use of proceeds	We expect to receive net proceeds from this offering of approximately $74.7 million, after deducting the expenses payable by us. We currently intend to use the net proceeds from this offering, together with other available funds, to progress our continued commercialization of ANKTIVA, to fund our trials in BCG-naïve NMIBC and NSCLC, toward further research and development, for working capital needs, and for other general corporate purposes. We may also use a portion of the net proceeds to license intellectual property or to make acquisitions or investments. See “Use of Proceeds” for more information. We may also use a portion of the net proceeds to license intellectual property or to make acquisitions or investments. See “Use of Proceeds” for additional information.

Dividend policy	We do not anticipate paying any cash dividends on our common stock.

Market Symbol	Our common stock is listed on The Nasdaq Global Select Market under the symbol “IBRX.”

Risk factors	Investing in our securities involves significant risks. You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase our securities.

Unless we indicate otherwise, all information in this prospectus is based on 852,904,340 shares of common stock issued and outstanding as of December 31, 2024 and excludes as of that date:

•	163,800 shares issued to GlobeImmune, Inc., our consolidated subsidiary, which are treated as treasury stock for purposes of U.S. generally accepted accounting principles;

•	8,038,537 shares of our common stock issuable upon exercise of options to purchase common stock that were outstanding as of December 31, 2024;

•	5,945,421 shares of our common stock issuable upon the vesting of restricted stock units (“RSUs”) that were outstanding as of December 31, 2024;

•	1,638,000 shares of our common stock subject to an outstanding warrant that will become exercisable if certain performance conditions are satisfied;

•	25,433,332 shares of our common stock reserved for future issuance under our 2015 Plan (there are no shares of common stock available for future issuance under the 2014 Plan);

•

any shares of our common stock issuable to the former stockholders of Altor Bioscience, LLC (“Altor”), including Dr. Soon-Shiong and certain affiliates, in satisfaction of an aggregate of approximately $304.0 million in contingent value rights (“CVRs”), which such stockholders may choose to receive in shares of our common stock, upon the first calendar year prior to December 31, 2026 in which worldwide net sales of ANKTIVA exceed $1.0 billion;

•

any shares of common stock that may be issued upon conversion of the $ 505.0 million promissory note due December 31, 2027, issued to Nant Capital, LLC, an affiliate of Dr. Soon-Shiong, pursuant to which all principal shall be convertible in full (and not partially) into shares of common stock at the holder’s option at a price per share of $5.427;

•	2,814,523 shares of our common stock issuable upon the exercise of the warrants included in our February 2023 RDO at an exercise price of $3.2946 per share;

•	3,584,648 shares of our common stock issuable upon the exercise of the warrants included in our July 2023 RDO at an exercise price of $3.2946 per share; and

•

any shares of common stock that may be issued upon the exercise of the $5.0 million option held by Oberland Capital Management LLC and its affiliates (“Oberland”), for which the price per share shall be determined by the 30-day trailing volume weighted-average price of our common stock, calculated from the date of exercise, and which option is exercisable by Oberland until the earliest of (i) December 29, 2028, (ii) a change of control of the Company, or (iii) a sale of substantially all of the Company’s assets.

In addition, unless we specifically state otherwise, all information in this prospectus supplement assumes:

•	no exercise of the warrants offered and sold in this offering; and

•	no exercise of outstanding stock options or warrants, or settlement of outstanding RSUs described above subsequent to December 31, 2024.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully, among other matters, the risks and uncertainties described under the heading “Risk Factors” on page  6 of the accompanying prospectus, and those discussed in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 3, 2025 under Part I, Item 1A. “Risk Factors,” which is incorporated herein by reference, and may be amended, updated, supplemented or superseded from time-to-time by annual, quarterly and other reports and documents that we file with the SEC in the future and any prospectus supplement related to a particular offering.

The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could harm our future results. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. See “Dilution.” In addition, in the past, we issued options and warrants to acquire shares of common stock. To the extent these securities are ultimately exercised, you will sustain additional future dilution. In addition, exercise of the warrants that we issue in our past private placement transactions and the warrants to be issued in this offering, or exercise of other outstanding options or warrants, could result in there being a significant number of additional shares outstanding and dilution to our stockholders.

Because we will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

Our management will have broad discretion as to the application of the net proceeds of this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our common stock. The actual amounts and timing of our expenditures are within management’s discretion and may vary significantly depending on numerous factors such as the progress of our commercialization and development efforts and any unforeseen cash needs. Because we have broad discretion in determining how the proceeds of this offering will be used, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

The market price of our common stock has been and may continue to be volatile, and investors may have difficulty selling their shares.

Although our common stock is listed on the Nasdaq Global Select Market, the market for our shares has demonstrated varying levels of trading activity. You may not be able to sell your shares quickly or at the market price if trading in shares of our common stock is not active. Further, an inactive market may also impair our ability to raise capital by selling shares of our common stock and may impair our ability to enter into strategic partnerships or acquire companies or products by using our shares of common stock as consideration.

The stock market in general and the market for biopharmaceutical companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. The market price of our common stock has been and may continue to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control, including:

•	our ability to successfully commercialize our approved product or our failure to advance our other product candidates;

•

the commencement, enrollment or results of the planned clinical trials of our non-FDA-approved product candidates or any future clinical trials we may conduct, or changes in the development status of such product candidates;

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any delay in our regulatory submissions for our product candidates and any adverse development or perceived adverse development with respect to the applicable regulatory authority’s review of such submissions, including without limitation the FDA’s issuance of a CRL or a “refusal to file” letter or a request for additional information;

•	adverse results or delays in clinical trials;

•	our decision to initiate a clinical trial, not to initiate a clinical trial or to terminate an existing clinical trial;

•	adverse regulatory decisions, including failure to receive regulatory approval of our approved product in new markets or of our other product candidates;

•	changes in laws or regulations applicable to our approved product or other product candidates, including but not limited to clinical trial requirements for approvals;

•	additions or departures of key scientific or management personnel;

•	unanticipated serious safety concerns related to the use of our approved product or other product candidates;

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	our ability to effectively manage our growth;

•	variations in our quarterly operating results, including those driven by liability accounting associated with embedded derivatives;

•	our liquidity position, RIPA liability covenants and the amount and nature of any debt we may incur;

•	announcements that our revenue or income are below or that costs or losses are greater than analysts’ expectations;

•	publication of research reports about us or our industry, or immunotherapy in particular, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

•	changes in the market valuations of similar companies;

•	sales of large blocks of our common stock;

•	fluctuations in stock market prices and volumes;

•	disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

•	significant lawsuits, including patent or stockholder litigation;

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the perception of our clinical trial results by retail investors, which investors may be subject to the influence of information provided by third party investor websites and independent authors distributing information on the internet;

•	general economic slowdowns;

•	government-imposed lockdowns, supply chain disruptions, and adverse economic effects from a potential pandemic, epidemic, or outbreak of an infectious disease, in the U.S. and abroad;

•	geopolitical tensions and war, including the war in Ukraine and ongoing conflicts in Gaza and Yemen;

•	coordinated actions by independent third-party actors to affect the price of certain stocks, coordinated via the internet and otherwise; and

•	other factors described in this “Risk Factors” section.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in the market price of a company’s securities. This type of litigation could result in substantial costs and a diversion of management’s attention and resources, which would harm our business, operating results, or financial condition.

Future sales and issuances of our common stock or rights to purchase common stock, including pursuant to our equity incentive plan, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. If our stockholders sell, or the market perceives that our stockholders intend to sell substantial amounts of our common stock in the public market, including shares obtained from the conversion or exchange of our convertible promissory note, exercise of our warrants, satisfaction of our CVRs, or the exercise or settlement of our equity incentive awards, the market price of our common stock could decline significantly. In addition, our Founder, Executive Chairman and Global Chief Scientific and Medical Officer, Dr. Soon-Shiong, and his affiliates owned approximately 76.2% of our common stock outstanding as of December 31, 2024. Sales of stock by Dr. Soon-Shiong and his affiliates could have an adverse effect on the trading price of our common stock.

Certain holders of our common stock are entitled to certain rights with respect to the registration of their shares under the Securities Act, including the shares purchased by affiliates of Oberland in connection with our entry into the RIPA. Registration of these shares under the Securities Act would result in the shares becoming freely tradable without restriction under the Securities Act, except for shares held by our affiliates as defined in Rule 144 under the Securities Act. Any sales of securities by these stockholders could have an adverse effect on the market price of our common stock.

In addition, we expect that additional capital may be needed in the future to continue our planned operations, including our commercialization efforts, conducting clinical trials, regulatory approval efforts, expanded research and development activities, and costs associated with operating as a public company. To raise capital, we may sell common stock, preferred stock, convertible securities, or other equity securities (including warrants) in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, preferred stock, convertible securities, or other equity securities, existing investors may be materially diluted, and new investors could gain rights, preferences, and privileges senior to the holders of our common stock. The issuance of additional shares of common stock or warrants to purchase common stock, perception that such issuances may occur, or the exercise of outstanding warrants or other equity securities will have a material dilutive impact on existing stockholders and could have a material negative effect on the market price of our common stock.

There is no public market for the warrants to purchase common stock being offered in this offering.

There is no established public trading market for the warrants being offered through this prospectus supplement, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited.

Holders of our warrants will have no rights as common stockholders until such holders exercise their warrants and acquire our common stock and will only have the rights provided in the warrants.

Until holders of the warrants acquire shares of our common stock upon exercise of the warrants, holders of the warrants will have no rights with respect to the shares of our common stock underlying such warrants, such as voting rights or right to receive dividends, and will only have the rights provided by the terms of the warrants. Upon exercise of the warrants, the holders thereof will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The warrants are speculative in nature.

There can be no assurance that the market price of our common stock will ever equal or exceed the exercise price of the warrants and consequently, there is no certainty that it will ever be profitable for holders of the warrants to exercise the warrants.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information and documents we incorporate herein and therein by reference, and any free writing prospectus that we have authorized for use in connection with this offering contain, and we may from time to time make, written or oral “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained and incorporated by reference included in this prospectus and any prospectus supplement, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks, including business, regulatory, economic and competitive risks, uncertainties, contingencies, assumptions and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, those discussed elsewhere in this prospectus, the risks discussed in our other filings with the SEC and as set forth below. Forward-looking statements include, but are not limited to:

•	our ability to successfully commercialize ANKTIVA;

•

our ability to obtain incremental approvals for ANKTIVA for new indications from the FDA or clearances or approvals from international regulatory agencies for the treatment of patients with NMIBC or other indications;

•	potential future uses and applications of ANKTIVA, including as a lymphopenia rescue agent, and use in cancer vaccines and across multiple tumor types;

•	our ability to develop next-generation therapies and vaccines that complement, harness, and amplify the immune system to defeat cancers and infectious diseases;

•	our ability to obtain additional financing to fund our operations and complete the commercialization of our approved product and the development and commercialization of our other product candidates;

•	our ability to meet our payment obligations under the RIPA and to service the interest on our related-party promissory note and repay such note, to the extent required;

•	our ability to comply with the terms, conditions, covenants, restrictions, and obligations set forth in the RIPA and related transaction documents;

•	our expectations regarding the potential benefits of our strategy and technology;

•	our ability to forecast operating results and make period-to-period comparisons predictive of future performance due to fluctuations in warrant and derivative values;

•	our expectations regarding the operation and effectiveness of our product candidates and related benefits;

•	our ability to utilize multiple modes to induce cell death;

•	our beliefs regarding the benefits and perceived limitations of competing approaches, and the future of competing technologies and our industry;

•	details regarding our strategic vision and planned product candidate pipeline;

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our beliefs regarding the success, cost and timing of our product candidate development activities and current and future clinical trials and studies, including study design and the enrollment of patients;

•	the timing of the development and commercialization of our other product candidates;

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our expectations regarding our ability to utilize the Phase 1/2 aNK and haNK® clinical trials data to support the development of our product candidates, including our taNK, t haNK™, MSC, and M-ceNK™ product candidates;

•	our expectations regarding the development, application, commercialization, marketing, prospects and use generally of our product candidates, including hAd5 constructs, and PD-L1 t haNK and M-ceNK;

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the timing or likelihood of regulatory filings or other actions and related regulatory authority responses in the U.S. and jurisdictions outside of the U.S., including any planned investigational new drug (IND), Biologics License Application (BLA), New Drug Application (NDA) or Marketing Authorization Application (MAA) or similar filings or pursuit of accelerated regulatory approval pathways or orphan drug status and Breakthrough Therapy, Fast Track or Regenerative Medicine Advanced Therapy (RMAT) designations and any designation’s eventual impact on BLA submission or approval timing and or approval probability;

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our ability to implement an integrated discovery ecosystem and the operation of that planned ecosystem, including being able to regularly add neoepitopes and subsequently formulate new product candidates;

•	the ability and willingness of strategic collaborators to share our vision and effectively work with us to achieve our goals;

•	the ability and willingness of various third parties to engage in research and development activities involving our product candidates, and our ability to leverage those activities;

•	our ability to attract additional third-party collaborators;

•	our expectations regarding the ease of administration associated with our product candidates;

•	our expectations regarding patient compatibility associated with our product candidates;

•	our beliefs regarding the potential markets for our product candidates and our ability to serve those markets;

•	our expectations regarding the timing of enrollment and submission of our clinical trials, and protocols and timing of data read-outs related to such trials;

•	our ability to produce a cytokine fusion protein, a DNA or recombinant protein vaccine, or a cell therapy;

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our beliefs regarding the potential manufacturing and distribution benefits associated with our product candidates, and our third-party CMOs’ abilities to follow cGMP standards to scale up the production of our product candidates;

•	our plans regarding our manufacturing facilities and our belief that our manufacturing is capable of being conducted in house;

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our belief in the potential of our cytokine fusion proteins, DNA or recombinant protein vaccines, or cell therapies, and the fact that our business is based upon the success individually and collectively of these platforms;

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our belief regarding the magnitude or duration for additional clinical testing of our cytokine fusion proteins, DNA or recombinant protein vaccines, or cell therapies, along with other product candidate families;

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even if we successfully develop and commercialize specific product candidates, our ability to develop and commercialize our other product candidates either alone or in combination with other therapeutic agents;

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the ability to obtain and maintain regulatory approval of our approved product and to obtain and maintain regulatory approval of any of our other product candidates, and any related restrictions, limitations and/or warnings in the label of any approved product candidate;

•	our ability to successfully commercialize any future approved products;

•	the rate and degree of market acceptance of any approved products;

•	our ability to attract and retain key personnel;

•	the accuracy of our estimates regarding our future revenue, as well as our future operating expenses, capital requirements and needs for additional financing;

•	our ability to obtain, maintain, protect, and enforce patent protection and other proprietary rights for our approved product and our other product candidates and technologies;

•	the terms and conditions of licenses granted to us and our ability to license additional intellectual property relating to our product, product candidates and technology;

•	our expectations regarding the results of market access initiatives and coverage under medical reimbursement policies;

•	shelf life of ANKTIVA drug substance and drug product and availability of product supply;

•	our global expansion efforts;

•	any government shutdown or budget disruption, which could adversely affect the U.S. and global economies, and materially and adversely affect our business and/or our future BLA submissions;

•	the impact on us, if any, if the CVRs held by former Altor stockholders become due and payable in accordance with their terms;

•	regulatory developments in the U.S. and foreign countries; and

•	our expected use of proceeds from this offering.

Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “continues,” “goal,” “could,” “estimates,” “scheduled,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “indicate,” “projects,” “seeks,” “should,” “will,” “would,” “strategy,” and variations of such words or similar expressions and the negatives of those terms. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. We discuss these risks in greater detail in Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the period ended December 31, 2024. Given these uncertainties, you should not place undue reliance on these forward-looking statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this prospectus supplement.

Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

ImmunityBio, ImmunityBio Care, ANKTIVA, ThAnktiva, haNK, taNK, ceNK, NK-92, Nant Cancer Vaccine, NANT 001, NANT XL, NANT 001 and Design, QUILT, Outsmart Your Disease, Smart Therapies for Difficult Diseases, NantKwest, VivaBioCell, and Infacell are trademarks or registered trademarks of ImmunityBio, Inc., its subsidiaries and affiliates.

ANKTIVA has been approved by the U.S. FDA for use with BCG for the treatment of adult patients with BCG-unresponsive NMIBC with CIS with or without papillary tumors. Other than as set forth in such specific approved label, our product candidates, including N-803, are investigational agents that are restricted by federal law to investigational use only, and safety and efficacy have not been established by any agency, including the FDA.

This prospectus supplement contains references to our products and trademarks and products and trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, including logos, artwork, and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ products or trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us, by any other companies.

USE OF PROCEEDS

We estimate that the net proceeds from the offering will be approximately $74.7 million, after deducting the estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering, together with other available funds, to progress our continued commercialization of ANKTIVA, to fund our trials in BCG-naïve NMIBC and NSCLC, toward further research and development, for working capital needs, and for other general corporate purposes. We may also use a portion of the net proceeds to license intellectual property or to make acquisitions or investments. This expected use of our net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our product candidate development, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will retain broad discretion over the timing and allocation of our net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of our net proceeds from this offering. The timing and amount of our actual expenditures will be based on many factors, including commercialization costs of our approved product, competitive and technological developments; the progress of our clinical trials; regulatory approval of our product candidates; costs to commercialize our product candidates if approved; the anticipated growth of our business; and a number of other factors, including those listed in the section titled “Risk Factors” and in the documents incorporated by reference herein. Pending these uses, we plan to invest these net proceeds primarily in U.S. government-sponsored securities. The goal with respect to the investment of these net proceeds is capital preservation and liquidity so that such funds are readily available to fund our operations.

We anticipate that we will need to raise substantial additional capital to continue to fund the clinical development of our product candidates and commercialize approved products. If needed, we expect to seek to raise additional capital through additional public or private financings which may be in the form of equity, debt, warrants or convertible securities.

DILUTION

If you invest in our securities, your interest will be diluted immediately to the extent of the difference between the offering price and the as-adjusted net tangible book value per share of our common stock after this offering.

Our net tangible book value as of December 31, 2024 was approximately $(504.1) million or $(0.59) per share of common stock. Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding.

After giving effect to the sale of 29,024,768 shares of common stock and the warrants in this offering at an offering price of $2.584 per share along with the warrant, and assuming no exercise of any of the warrants issued in this offering, and after deduction of the estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2024 would have been approximately $(429.3) million, or $(0.49) per share. This represents an immediate increase in net tangible book value of $0.10 per share to existing stockholders and an immediate dilution in the pro forma as-adjusted net tangible book value of $3.07 per share to purchasers of common stock in this offering.

The following table illustrates this calculation on a per share basis:

Offering price per share and warrant		$2.58
Net tangible book value per share as of December 31, 2024(1)	$(0.59)
Increase in net tangible book value per share attributable to this offering	0.10

Pro forma as adjusted net tangible book value per share as of December 31, 2024, after giving effect to this offering		(0.49)

Dilution in net tangible book value to new investors participating in this offering		$3.07

(1)	The calculation of net tangible book value as of December 31, 2024 is based on 852,904,340 shares of common stock issued and outstanding.

The calculation of pro forma net tangible book value is based on 852,904,340 shares of common stock outstanding as of December 31, 2024. Each calculation excludes the following:

•	163,800 shares issued to GlobeImmune, Inc., our consolidated subsidiary, which are treated as treasury stock for purposes of U.S. generally accepted accounting principles;

•	8,038,537 shares of our common stock issuable upon exercise of options to purchase common stock that were outstanding as of December 31, 2024;

•	5,945,421 shares of our common stock issuable upon the vesting of restricted stock units (“RSUs”) that were outstanding as of December 31, 2024;

•	1,638,000 shares of our common stock subject to an outstanding warrant that will become exercisable if certain performance conditions are satisfied;

•	25,433,332 shares of our common stock reserved for future issuance under our 2015 Plan (there are no shares of common stock available for future issuance under the 2014 Plan);

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any shares of our common stock issuable to the former stockholders of Altor Bioscience, LLC (“Altor”), including Dr. Soon-Shiong and certain affiliates, in satisfaction of an aggregate of approximately $304.0 million in contingent value rights (“CVRs”), which such stockholders may choose to receive in shares of our common stock, upon the first calendar year prior to December 31, 2026 in which worldwide net sales of ANKTIVA exceed $1.0 billion;

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any shares of common stock that may be issued upon conversion of the $ 505.0 million promissory note due December 31, 2027, issued to Nant Capital, LLC, an affiliate of Dr. Soon-Shiong, pursuant to which all principal shall be convertible in full (and not partially) into shares of common stock at the holder’s option at a price per share of $5.427;

•	2,814,523 shares of our common stock issuable upon the exercise of the warrants included in our February 2023 RDO at an exercise price of $3.2946 per share;

•	3,584,648 shares of our common stock issuable upon the exercise of the warrants included in our July 2023 RDO at an exercise price of $3.2946 per share; and

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any shares of common stock that may be issued upon the exercise of the $5.0 million option held by Oberland, for which the price per share shall be determined by the 30-day trailing volume weighted-average price of our common stock, calculated from the date of exercise, and which option is exercisable by Oberland until the earliest of (i) December 29, 2028, (ii) a change of control of the Company, or (iii) a sale of substantially all of the Company’s assets.

Furthermore, we may choose to raise additional capital through the sale of equity or convertible debt securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. New investors will experience further dilution if any of our outstanding options or warrants are exercised, new options are issued and exercised under our equity incentive plans or we issue additional shares of common stock, other equity securities or convertible debt securities in the future.

DESCRIPTION OF SECURITIES

The shares of common stock and the warrants (and the shares of common stock issuable upon the exercise of the warrants) offered in this offering will be issued pursuant to a securities purchase agreement between the investors and us. We urge you to review the form securities purchase agreement and the form of warrant, which were included as exhibits to a current report on Form 8-K filed with the SEC in connection with this offering, for a complete description of the terms and conditions applicable to these securities.

The following brief summary of the material terms and provisions of the warrants is subject to, and qualified in its entirety by, the form of warrant.

Common Stock

The description of our common stock is incorporated by reference to Exhibit  4.7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 19, 2024.

Warrants

The following summary of certain terms and provisions of the warrants that are being offered hereby is not complete and is subject to and qualified in its entirety by the form of warrant, which will be provided to the investors in this offering and was filed with the SEC on a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the warrants.

General Terms of the Warrants. The warrants to be issued in this offering represent the rights to purchase up to an aggregate of 29,024,768 shares of common stock at an exercise price of $3.101 per share. Each warrant will be exercisable from the date of issuance and will have a term of five years from the date of issuance.

Exercise. Holders of the warrants may exercise their warrants to purchase shares of our common stock at any time prior to the expiration date by delivering (i) notice of exercise, appropriately completed and duly signed, and (ii) if such holder is not utilizing the cashless exercise provisions with respect to the warrants, payment of the exercise price for the number of shares with respect to which the warrant is being exercised. Warrants may be exercised in whole or in part, but only for full shares of common stock. We provide certain rescission and buy-in rights to a holder if we fail to deliver the shares of common stock issuable upon exercise of the warrants by the date on which delivery of the stock certificate is required by the warrant. With respect to the rescission rights, the holder has the right to rescind the exercise if the shares of common stock are not timely delivered to the holder in accordance with the terms of the warrant. The buy-in rights apply if after the date on which delivery of the shares of common stock is required by the warrant, the holder purchases (in an open market transaction or otherwise) shares of our common stock to deliver in satisfaction of a sale by the holder of the shares underlying the warrant that the holder anticipated receiving from us upon exercise of the warrant. In this event, we will:

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pay in cash to the holder the amount, if any, by which (a) the holder’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (b) the amount obtained by multiplying (1) the number of warrant shares that the Company was required to deliver, but did not deliver, to the holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed; and

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at the option of the holder, either (a) reinstate the portion of the warrant and equivalent number of shares underlying the warrant for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or (b) deliver to the holder the number of shares of common stock that would have been issued had the Company timely complied with its exercise and deliver obligations hereunder.

The shares of common stock issuable on exercise of the warrants will be, when issued and paid for in accordance with the warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding warrants.

Cashless Exercise. If, at the time a holder exercises its warrants, a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrants.

Fundamental Transactions. If, at any time while this warrant is outstanding, (i) we, directly or indirectly, in one or more related transactions effect any merger or consolidation (other than a merger or consolidation in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of common stock), (ii) we, directly or indirectly, effect any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of our common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of more than 50% of the outstanding common stock or more than 50% of the voting power of the common equity of the Company, (iv) we, directly or indirectly, in one or more related transactions, effect any reclassification, reorganization or recapitalization of our common stock or any compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for other securities, cash or property, or (v) we, directly or indirectly, in one or more related transactions consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another person, group of persons or entity that acquires more than 50% of the outstanding shares of our common stock or more than 50% of the voting power of our common equity (each a “Fundamental Transaction”), then, upon any subsequent exercise of this warrant, the holder shall have the right to receive, for each warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the holder, the number of shares of common stock of the successor or surviving corporation or of the Company, if it is the surviving corporation, and/or any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of common stock for which the warrant is exercisable immediately prior to such Fundamental Transaction. In addition, in the event of a Fundamental Transaction, in certain circumstances the Holder may choose to require the Company, or its successor, to redeem the warrant for cash in the amount of the Black-Scholes value of the remaining unexercised portion of the warrant.

Transferability. Subject to applicable laws, a warrant and all rights thereunder are transferable, in whole or in part, upon surrender of such warrant at our or our designated agent’s principal office, together with a written assignment of such warrant in substantially the form attached to the warrant, provided, however, that any such transfer for less than 1,000,000 shares of common stock issuable upon the exercise of a portion of a warrant shall be subject to our prior written consent. The ownership of the warrants and any transfers of the warrants will be registered in a warrant register maintained by the Company.

Subsequent Rights Offerings. If, at any time while the warrants are outstanding, we grant, issue or sell any common stock Equivalents (as such term is defined in the warrant) or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of common stock (the “Purchase Rights”), then the holders of the warrants will be entitled to acquire those, upon terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete exercise of the warrant (without regard to any limitations on exercise thereof, including without limitation, the beneficial ownership limitation).

Stock Dividends and Splits. The exercise price and the number of shares of common stock purchasable upon the exercise of the warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock.

Delivery of Shares. Upon the holder’s exercise of a warrant, we will, provided that payment of the aggregate exercise price (other than in the case of a cashless exercise) is received within the earlier of (i) two trading days and (ii) the number of trading days comprising the standard settlement period following delivery of the notice of exercise, issue and deliver, or cause to be issued and delivered, the shares of common stock issuable upon exercise of the warrant. In addition, we will, if the holder provides the necessary information to us, issue and deliver the shares electronically through The Depository Trust Corporation through its Deposit or Withdrawal at Custodian system (“DWAC”) or another established clearing corporation performing similar functions. If we fail for any reason to timely deliver to an investor shares underlying the warrant upon exercise, we will pay to such investor, in cash, as liquidated damages and not as a penalty, for each $1,000 of shares subject to such exercise, $10 per trading day (increasing to $20 per trading day on the third trading day after such liquidated damages begin to accrue) for each trading day after the trading day on which such shares were required to be delivered, until such shares are delivered or the investor rescinds such exercise.

Notice of Corporate Action. We will provide notice to holders of the warrants to provide them with the opportunity to exercise their warrants and hold common stock in order to participate in or vote on the following corporate events:

•	the declaration of a dividend (or any other distribution in whatever form) on common stock;

•	the declaration by us of a special nonrecurring cash dividend on or a redemption of common stock;

•	the authorization by us of the granting to all holders of common stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights;

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any reclassification of common stock, any consolidation or merger to which we (or any of our subsidiaries) is a party, any sale or transfer of all or substantially all of our assets, or any compulsory share exchange whereby common stock is converted into other securities, cash or property, in each case, for which the approval of any of our stockholders is required; or

•	a voluntary or involuntary dissolution, liquidation or winding up of the Company.

Limitations on Exercise. Subject to limited exceptions, a holder of warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to issuance) of the number of shares of our common stock outstanding immediately after giving effect to such exercise, provided that the holder may increase or decrease the beneficial ownership limitation up to 9.99%. Any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to us.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Subject to the limitations, assumptions and qualifications described herein, the following is a summary of certain U.S. federal income tax considerations of the purchase, ownership and disposition of shares of ImmunityBio’s common stock issued pursuant to this offering (the “Shares”), the purchase, exercise, disposition and lapse of warrants to purchase shares of ImmunityBio’s common stock issued pursuant to this offering (the “Common Warrants”), and the purchase, ownership and disposition of shares of ImmunityBio’s common stock issuable upon exercise of the Common Warrants (the “Warrant Shares”). The Shares, the Common Warrants and the Warrant Shares are collectively referred to herein as the “Offered Securities.” All prospective holders of the Offered Securities should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of the Offered Securities.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing U.S. Treasury regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service (the “IRS”), and judicial decisions, all as in effect as of the date of this prospectus supplement. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this discussion. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and ImmunityBio has not obtained, nor does it intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a holder of the purchase, ownership or disposition of the Offered Securities.

This discussion addresses only Offered Securities that are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all the U.S. federal income tax consequences that may be relevant to particular holders in light of their individual circumstances, nor does it address any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes). It does not address holders that are subject to special rules, such as:

•	banks, insurance companies or other financial institutions;

•	tax-exempt organizations or governmental organizations;

•	brokers or dealers in securities;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons who hold any of the Offered Securities as a position in a hedging transaction, “straddle,” “conversion transaction,” or other risk reduction transaction;

•	persons deemed to sell any of the Offered Securities under the constructive sale provisions of the Code;

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entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities such as subchapter S corporations (or investors in such entities or arrangements);

•	regulated investment companies or real estate investment trusts;

•	controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

•	U.S. expatriates and former citizens or former long-term residents of the United States; or

•	holders that acquire the Offered Securities through the exercise of an employee stock option or otherwise as compensation or through a tax-qualified retirement plan.

If a holder is a partnership or other pass-through entity (including an entity or arrangement treated as a partnership or other type of pass-through entity for U.S. federal income tax purposes), the U.S. federal income tax treatment of a partner or beneficial owner will generally depend on the status of such partner or beneficial owner and the entity’s activities. Partnerships, partners and beneficial owners in partnerships or other pass-through entities that own the Offered Securities should consult their tax advisors as to the particular U.S. federal income tax considerations applicable to the acquisition, ownership and disposition of the Offered Securities.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the Offered Securities, that, for U.S. federal income tax purposes, is:

•	an individual that is a citizen or resident of the United States;

•	a corporation, or an entity treated as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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a trust that (1) is subject to (A) the primary supervision of a court within the United States and (B) the authority of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

As used herein, the term “Non-U.S. Holder” means a beneficial owner, other than an entity treated as a partnership for U.S. federal income tax purposes, of the Offered Securities that is not a U.S. Holder.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE OFFERED SECURITIES.

Allocation of purchase price

In determining the tax basis of each Share and Common Warrant purchased together in this offering, holders should allocate their purchase price between the Share and Common Warrant on the basis of their relative fair market values at the time of issuance. ImmunityBio does not intend to advise holders of the Offered Securities with respect to this determination. A holder’s allocation of the purchase price between the Shares and Common Warrants is not binding on the IRS or the courts, and no assurance can be given that the IRS or the courts will agree with a holder’s allocation. All holders are advised to consult their tax and financial advisors with respect to the relative fair market values of the Shares and Common Warrants for U.S. federal income tax purposes.

Tax considerations applicable to U.S. Holders

Distributions on Shares and Warrant Shares

ImmunityBio does not anticipate declaring or paying any cash dividends to holders of ImmunityBio’s common stock. If ImmunityBio makes distributions of cash or other property on the Shares or Warrant Shares (other than certain distributions of stock), such distributions will constitute dividends to the extent paid out of ImmunityBio’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Dividends received by a corporate U.S. Holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. Holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied. Distributions in excess of ImmunityBio’s current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a U.S. Holder’s adjusted tax basis in its Shares or Warrant Shares, as applicable, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition of the Shares and Warrant Shares.”

Sale or other taxable disposition of the Shares and Warrant Shares

Upon the sale, exchange or other taxable disposition of the Shares or Warrant Shares, a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of any property received upon the sale, exchange or other taxable disposition and such U.S. Holder’s adjusted tax basis in the Shares or Warrant Shares. This capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in such Shares or Warrant Shares is more than one year at the time of the sale, exchange or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations.

Sale or other disposition or exercise of Common Warrants

Upon the sale, exchange or other disposition of a Common Warrant (other than by exercise), a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange or other disposition and the U.S. Holder’s tax basis in the Common Warrant. This capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in such Common Warrant is more than one year at the time of the sale, exchange or other disposition. The deductibility of capital losses is subject to certain limitations.

In general, a U.S. Holder will not be required to recognize income, gain or loss upon exercise of a Common Warrant for its exercise price. A U.S. Holder’s tax basis in Warrant Shares received upon exercise of Common Warrants will be equal to the sum of (i) the U.S. Holder’s tax basis in the Common Warrants exchanged therefor and (ii) the exercise price of such Common Warrants. A U.S. Holder’s holding period in the Warrant Shares received upon exercise will commence on the day after such U.S. Holder exercises the Common Warrants. In certain limited circumstances, a U.S. Holder may be permitted to undertake a cashless exercise of a Common Warrant into our common stock. The U.S. federal income tax treatment of such a cashless exercise is unclear, and it is possible that a cashless exercise could be a taxable event. U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Common Warrants.

Lapse of common warrants

If a Common Warrant expires without being exercised, a U.S. Holder will recognize a capital loss in an amount equal to such U.S. Holder’s tax basis in the warrant. Such loss will be long-term capital loss if, at the time of the expiration, the U.S. Holder’s holding period in such warrant is more than one year. The deductibility of capital losses is subject to certain limitations.

Certain adjustments to and distributions on Common Warrants

Under Section 305 of the Code, an adjustment to the number of Warrant Shares that will be issued on the exercise of the Common Warrants, or an adjustment to the exercise price of Common Warrants (or in certain circumstances, a failure to make adjustments), may be treated as a constructive distribution to a U.S. Holder of the Common Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in ImmunityBio’s assets or earnings and profits as determined under U.S. federal income tax principles, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate the warrant holders for a distribution of cash or other property to ImmunityBio’s shareholders). Such distributions will constitute dividends to the extent deemed paid out of ImmunityBio’s current or accumulated earnings and profits, as discussed above under “Distributions on Shares and Warrant Shares.” U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to the number of Warrant Shares that will be issued on the exercise of the Common Warrants or the exercise price of the Common Warrants.

Backup withholding and information reporting

In general, backup withholding and information reporting requirements may apply to payments on the Offered Securities and to the receipt of proceeds on the sale, exchange or other taxable disposition of the Offered Securities. Backup withholding (currently at a rate of 24%) may apply if a U.S. Holder fails to furnish its taxpayer identification number, a U.S. Holder fails to certify under penalties of perjury that such taxpayer identification number is correct and that such U.S. Holder is not subject to backup withholding (generally on a properly completed and duly executed IRS Form W-9), the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends, or such U.S. Holder otherwise fails to comply with the applicable requirements of the backup withholding rules.

Certain U.S. Holders generally are not subject to backup withholding and information reporting requirements, provided that their exemptions from backup withholding and information reporting are properly established. Backup withholding is not an additional tax. Any amounts withheld from a payment to a U.S. Holder under the backup withholding rules generally will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided the required information is furnished to the IRS in a timely manner. U.S. Holders should consult their tax advisors regarding the application of backup withholding, the availability of an exemption from backup withholding, and the procedure for obtaining such an exemption, if available.

Tax considerations applicable to Non-U.S. Holders

Distributions on Shares and Warrant Shares

As mentioned above, ImmunityBio does not anticipate declaring or paying any cash dividends to holders of ImmunityBio’s common stock. However, distributions of cash or other property (other than certain distributions of stock) on the Shares or Warrant Shares will constitute dividends to the extent paid out of ImmunityBio’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Distributions in excess of ImmunityBio’s current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be subject to the treatment as described below under “—Gain on Sale or Other Taxable Disposition of the Offered Securities”.

Dividends paid to a Non-U.S. Holder that are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, the Non-U.S. Holder will be required to provide ImmunityBio or ImmunityBio’s paying agent with a properly executed applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or appropriate successor form), as applicable, certifying under penalties of perjury that the Non-U.S. Holder is not a United States person and is eligible for the benefits under the applicable tax treaty. These forms may need to be periodically updated. If a Non-U.S. Holder holds the Offered Securities through a financial institution or other intermediary, the Non-U.S. Holder generally will be required to provide the appropriate documentation to the financial institution or other intermediary. A Non-U.S. Holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty who fails to timely provide an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will generally be taxed on the dividends in the same manner as a U.S. Holder. In this case, the Non-U.S. Holder will be exempt from the withholding tax discussed in the preceding paragraph, although the Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI (or appropriate successor form) in order to claim an exemption from withholding. Such effectively connected dividends, although not subject to

U.S. federal withholding tax, are subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates generally applicable to a United States person. Dividends received by a corporate Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States) may be subject to an additional branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). Non-U.S. Holders should consult their tax advisors with respect to other U.S. tax consequences of the acquisition, ownership and disposition of the Offered Securities, including the possible imposition of the branch profits tax.

Exercise of common warrants

A Non-U.S. Holder generally will not recognize gain or loss on the exercise of a Common Warrant and the related receipt of Warrant Shares.

Lapse of common warrants

If a Non-U.S. Holder allows a Common Warrant to expire unexercised, such Non-U.S. Holder will recognize a capital loss for U.S. federal income tax purposes in an amount equal to such holder’s tax basis in the common warrant. See “—Tax Considerations Applicable to U.S. Holders”—Lapse of Warrants” above. However, a Non-U.S. Holder will generally not be able to utilize a loss recognized upon expiration of a Common Warrant against the Non-U.S. Holder’s U.S. federal income tax liability unless the loss is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base in the United States) or is treated as a U.S.-source loss and the Non-U.S. Holder is an individual nonresident and present for a period or periods aggregating 183 days or more in the taxable year of disposition in the United States and certain other conditions are met.

Gain on sale or other taxable disposition of the Offered Securities

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—FATCA,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale, exchange or other taxable disposition of the Offered Securities unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States),

•

the Non-U.S. Holder is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•

ImmunityBio is or has been a “United States real property holding corporation,” as defined in the Code, at any time within the five-year period ending on the date of disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, and the Non-U.S. Holder is not eligible for an exemption under an applicable income tax treaty.

ImmunityBio believes that it is not, and does not anticipate becoming, a United States real property holding corporation. Even if ImmunityBio is or has been a United States real property holding corporation during the specified testing period, as long as ImmunityBio’s common stock is regularly traded on an established securities market (such as the Nasdaq Global Select Market) at any time during the calendar year in which the disposition occurs, a Non-U.S. Holder will not be subject to U.S. federal income tax on the disposition of Shares or Warrant Shares if the Non-U.S. Holder does not own or has not owned (actually or constructively) more than 5% of ImmunityBio’s common stock at any time during the shorter of the two periods mentioned above. Special rules may apply to the determination of the 5% threshold in the case of a Non-U.S. Holder of Common Warrants. Non-U.S. Holders are urged to consult their tax advisors regarding the effect of holding Common Warrants on the calculation of such 5% threshold. Non-U.S. Holders should consult their tax advisors regarding the application of this regularly traded exception.

If a Non-U.S. Holder recognizes gain on a sale, exchange or other disposition of the Offered Securities that is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will generally be subject to U.S. federal income tax at the regular U.S. federal income tax rates generally applicable to a United States person. If the Non-U.S. Holder is a corporation, the Non-U.S. Holder may also be subject to the branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. Holders should consult their tax advisors with respect to other U.S. tax consequences of the acquisition, ownership and disposition of the Offered Securities, including the possible imposition of the branch profits tax.

Certain adjustments to and distributions on Common Warrants

As discussed above under “—Tax Considerations Applicable to U.S. Holders—Certain Adjustments to and Distributions on Common Warrants,” certain adjustments to the number of Warrant Shares on the exercise of the Common Warrants, or an adjustment to the exercise price of the Common Warrants (or certain failures to make adjustments), may be deemed to be the payment of a distribution with respect to the Common Warrants. Such a deemed distribution could be treated as a dividend to a Non-U.S. Holder to the extent of ImmunityBio’s earnings and profits, notwithstanding the fact that such Holder will not receive a cash payment. In the event of such a deemed dividend, ImmunityBio may be required to withhold tax from subsequent distributions of cash or property to Non-U.S. Holders. Non-U.S. Holders should consult their tax advisors regarding the proper treatment of any such adjustments to the Common Warrants.

In addition, as discussed above under “—Tax Considerations Applicable to U.S. Holders—Certain Adjustments to and Distributions on Common Warrants,” the taxation of a distribution received with respect to a Common Warrant is unclear. It is possible such a distribution would be treated as a distribution (or constructive distribution), although other treatments are possible. Non-U.S. Holders should consult their tax advisors regarding the U.S. withholding tax and other U.S. tax consequences of distributions received with respect to Common Warrants.

Information reporting and backup withholding

Information returns will be filed with the IRS in connection with payments of dividends on the Offered Securities. Copies of the information returns reporting those dividends and withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement. Unless a Non-U.S. Holder complies with certification procedures to establish that the Non-U.S. Holder is not a United States person, information returns may also be filed with the IRS in connection with the proceeds from a sale, exchange or other disposition of the Offered Securities to or through the U.S. office (and, in certain cases, the foreign office) of a broker.

A Non-U.S. Holder may be subject to backup withholding (currently at a rate of 24%) on payments on the Offered Securities or on the proceeds from a sale, exchange or other disposition of the Offered Securities unless the Non-U.S. Holder complies with certification procedures to establish that the Non-U.S. Holder is not a United States person or otherwise establishes an exemption. Compliance with the certification procedures required to claim a reduced rate of withholding under a treaty (including properly certifying non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8 (or appropriate successor form)) generally will satisfy the certification requirements necessary to avoid backup withholding as well. Notwithstanding the foregoing, U.S. federal backup withholding may apply if the payor has actual knowledge, or reason to know, that a holder is a United States person.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a Non-U.S. Holder under the backup withholding rules generally will be allowed as a credit against such Non-U.S. Holder’s U.S. federal income tax liability and may entitle such Non-U.S. Holder to a refund, provided the required information is furnished to the IRS in a timely manner. Non-U.S. Holders are urged to consult their tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

FATCA

Provisions of the Code commonly referred to as “FATCA” require withholding of 30% on payments of dividends on the Offered Securities, as well as payments of gross proceeds of dispositions of the Offered Securities, to a “foreign financial institution” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied or an exemption applies. However, the IRS has issued proposed Treasury regulations that eliminate FATCA withholding on payments of gross proceeds (but not on payments of dividends). Pursuant to the preamble to the proposed Treasury regulations, any applicable withholding agent may (but is not required to) rely on this proposed change to FATCA withholding until final Treasury regulations are issued or the proposed Treasury regulations are withdrawn. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Non-U.S. Holders should consult their tax advisors regarding the effects of FATCA on their investments in the Offered Securities.

ImmunityBio will not pay any additional amounts to Non-U.S. Holders with respect to any amounts withheld, including pursuant to FATCA.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE OFFERED SECURITIES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

PLAN OF DISTRIBUTION

We are selling 29,024,768 shares of common stock and 29,024,768 warrants to purchase common stock directly to a certain healthcare focused institutional investor. The purchase price for each such unit is $2.584 and the exercise price for each warrant is $3.101.

We are not paying underwriting discounts or commissions in connection with the offering. We expect to receive proceeds from this offering (before expenses) in the amount of $75 million. We estimate that the expenses of this offering payable by us will be approximately $0.28 million.

We have agreed to indemnify the investor and certain of its controlling persons against certain liabilities under the Securities Act.

We have entered into a securities purchase agreement directly with the investor in connection with this offering. Our obligations to issue and sell the shares of common stock and accompanying warrants to the investors will be subject to the conditions set forth in the securities purchase agreement, which may be waived by us at our discretion. The investor’s obligations to purchase shares of common stock and accompanying warrants will be subject to the conditions set forth in the securities purchase agreement as well, which may also be waived.

This is a brief summary of certain provisions of the securities purchase agreement that we have entered into and does not purport to be a complete statement of its terms and conditions. A copy of the securities purchase agreement has been filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol “IBRX.” There is no established public trading market for the warrants, and we do not intend to list the warrants on any national securities exchange or nationally recognized trading system.

Transfer Agent

The transfer agent for our common stock is Equiniti Trust Company LLC.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, San Diego, California.

EXPERTS

The consolidated financial statements of ImmunityBio, Inc. appearing in ImmunityBio,  Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of ImmunityBio, Inc.’s internal control over financial reporting as of December 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement and the accompanying prospectus form a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus supplement, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We file annual, quarterly and current reports, proxy statements and other documents with the SEC electronically. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can access the electronic versions of these filings on the SEC’s website found at www.sec.gov.

We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed under the heading “Information Incorporated By Reference” below.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. You should read the information incorporated by reference because it is an important part of this prospectus supplement. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 3, 2025;

•

the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31,  2023, from our definitive proxy statement relating to our 2024 annual meeting of stockholders, filed with the SEC on April 29, 2024;

•

the description of our common stock contained in Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 19, 2024, including any amendment or report filed for the purpose of updating such description; and

•	our Current Reports on Form 8-K filed with the SEC on February 7, 2025, February 13, 2025 and March 19, 2025.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement, but not delivered with the prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates.

Requests for such documents should be directed to:

ImmunityBio, Inc.

Attn: Investor Relations

3530 John Hopkins Court

San Diego, CA 92121

(844) 696-5235

You may also access the documents incorporated by reference in this prospectus supplement through our website at www.immunitybio.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement or the registration statement of which it forms a part. Inclusion of our website address in this prospectus supplement is an inactive textual reference only.

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Subscription Rights

Purchase Contracts

Units

We may from time to time, in one or more offerings, offer and sell common stock, preferred stock, debt securities, depositary shares, warrants to purchase common stock, preferred stock or debt securities, subscription rights, purchase contracts or any combination of the foregoing, either individually or as units comprised of one or more of the other securities.

This prospectus provides a general description of the securities we may offer. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement, which will describe the method and the terms of the offering. We will provide you with the specific amount, price and terms of the applicable offered securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. A prospectus supplement and any free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. You should read this prospectus, the information and documents incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and any related free writing prospectus carefully before you purchase any of our securities offered hereby.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “IBRX.” On April 12, 2024, the closing price on The Nasdaq Global Select Market was $5.11 per share. There is currently no market for the other securities we may offer.

Investing in our securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 6 of this prospectus and in any similar section contained in or incorporated by reference herein or in the applicable prospectus supplement, and “Item 1A – Risk Factors” of our most recent report on Form 10-K or 10-Q that is incorporated by reference in this prospectus before you invest in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

These securities may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If underwriters, dealers, or agents are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. See the sections of this prospectus titled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

The date of this prospectus is April 17, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933 as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities pursuant to this prospectus, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering and, to the extent appropriate, any updates to the information about us contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement and any related free writing prospectus, you should rely on the applicable prospectus supplement and any related free writing prospectus. Before purchasing any securities, you should carefully read both this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the applicable prospectus supplement to this prospectus and any related free writing prospectus is accurate as of the date on its respective cover or as otherwise specified therein and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated by reference in this prospectus, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any related free writing prospectus and under similar headings in other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “ImmunityBio, Inc.,” “ImmunityBio,” “we,” “our” and “us” refer, collectively, to ImmunityBio, Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Company Overview

Our Business

We are an integrated clinical-stage biotechnology company discovering, developing, and commercializing next-generation immuno- and cellular therapies that bolster the natural immune system to drive and sustain an immune response. Using our proprietary platforms that amplify both the innate and adaptive branches of the immune system, our teams of clinical, scientific, and manufacturing experts, advance novel therapies and vaccines aimed at defeating urologic and other cancers, as well as infectious diseases. Although such designations may not lead to a faster development process or regulatory review and may not increase the likelihood that a product candidate will receive approval, N-803 (“Anktiva”), our lead biologic commercial product candidate, has received Breakthrough Therapy and Fast Track designations and is currently under review by the U.S. Food and Drug Administration (the “FDA”) for treatment in combination with bacillus Calmette-Guérin (“BCG”) of patients with BCG-unresponsive non-muscle invasive bladder cancer (“NMIBC”) with carcinoma in situ (“CIS”) with or without Ta or T1 disease and has a new user fee goal date (PDUFA date) of April 23, 2024.

Our platforms and their associated product candidates are designed to attack cancer and infectious pathogens by activating both the innate immune system, including natural killer (“NK”) cells, dendritic cells, and macrophages, as well as the adaptive immune system comprising B and T cells,—in an orchestrated manner. The goal of this potentially best-in-class approach is to generate immunogenic cell death thereby eliminating rogue cells from the body whether they are cancerous or virally-infected. Our ultimate goal is to overcome the limitations of current treatments, such as checkpoint inhibitors, and/or reduce the need for standard high-dose chemotherapy in cancer by employing this coordinated approach to establish “immunological memory” that confers long-term benefit for the patient.

Our proprietary platforms for the development of biologic product candidates include: (i) antibody-cytokine fusion proteins, (ii) DNA, RNA, and recombinant protein vaccines, and (iii) cell therapies. These platforms have generated 9 novel therapeutic agents for which clinical trials are either underway or planned in solid and liquid tumors. Specifically, our clinical focus includes bladder, lung, and colorectal cancers and glioblastoma multiforme (“GBM”), which are among the most frequent and lethal cancer types, and where there are high failure rates for existing standards of care or no available effective treatment.

Our lead biologic commercial product candidate Anktiva® is an IL-15 superagonist antibody-cytokine fusion protein. In May 2022, we announced the submission of a Biologics License Application (“BLA”) to the FDA for Anktiva in combination with BCG for the treatment of patients with BCG-unresponsive NMIBC with CIS with or without Ta or T1 disease. On May 9, 2023, the FDA delivered a complete response letter (“CRL”) to us regarding the BLA filed in May 2022, indicating that the FDA had determined that it could not approve the original BLA submission in its initial form, and the FDA made recommendations to address the issues raised. The deficiencies in the CRL related to the FDA’s pre-license inspection of the company’s third-party contract manufacturing organizations (“CMOs”), among other items. Satisfactory resolution of the observations noted at the pre-license inspection would be required before the BLA could be approved. At the time, the FDA further provided recommendations specific to additional Chemistry, Manufacturing and Controls (“CMC”) issues and assays to be resolved. The CRL did not request new preclinical studies or Phase III clinical trials to evaluate safety or efficacy. The FDA requested that the company provide updated duration of response data for the efficacy population as identified by the FDA in the company’s resubmission, as well as a safety update.

On October 23, 2023, we announced that we had completed the resubmission of the BLA addressing the issues in the CRL. As part of our resubmission, we provided an update of the duration of response regarding the responders identified by the FDA in the efficacy population for BCG unresponsive subjects with high-risk CIS disease. On October 26, 2023, we announced that the FDA had accepted our BLA resubmission for review and considered it as a complete response to the CRL. The FDA has set a new user fee goal date (PDUFA date) of April 23, 2024. While we believe the BLA resubmission addresses the issues identified in the CRL, there is no guarantee that the FDA will ultimately agree that such issues have been successfully addressed and resolved. It is unclear when the FDA will approve our BLA, if at all.

Our Strategy

We seek to become a leading global immunological therapeutics company by creating next-generation immuno- and cell therapies to address serious unmet needs within urologic and other cancers as well as infectious diseases. To achieve this goal, the key elements of our strategy include:

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advancing the approval and commercialization of our lead IL-15 superagonist antibody-cytokine fusion protein, N-803, as an integral component of immunotherapy combinations, including those with checkpoint inhibitors;

•	continuously scrutinizing our clinical pipeline;

•	accelerating product candidates generated from our immunotherapy platforms with registrational intent to address difficult-to-treat oncological and infectious disease indications;

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continuing to prospect, license, and acquire technologies to complement and strengthen our platforms and product candidates, both as single agent and combination therapies, in order to optimize responses of the innate and adaptive immune systems to generate cellular memory against multiple tumor types and infectious diseases;

•	investing in our discovery, development, and manufacturing capabilities for our next-generation product candidates in both oncology and infectious disease; and

•	cultivating new and expanding existing collaborations for our multi-stage pipeline to reach global scale efficiently.

Corporate Information

ImmunityBio, Inc. was established following a series of mergers and name changes. We were incorporated in Illinois on October 7, 2002 under the name ZelleRx Corporation. Our name was later changed to Conkwest, Inc., and we were reincorporated in the state of Delaware in March 2014. On July 10, 2015, we changed our name to NantKwest, Inc.

NantCell, LLC was originally organized as a Delaware limited liability company in November 2014. In April 2015, it was converted to a Delaware corporation, NantCell, Inc., and in May 2019 changed its name to ImmunityBio, Inc. (a private company).

On December 21, 2020, NantKwest, Inc. and ImmunityBio, Inc. entered into a merger agreement providing for the combination of the two companies (the Merger), with NantKwest, Inc. being the surviving company which then changed its name to ImmunityBio, Inc. (and ImmunityBio, Inc., a private company, changed its name back to NantCell, Inc. and is now our wholly owned subsidiary). At the time, NantKwest, Inc. was an innovative, clinical-stage immunotherapy company focused on harnessing the power of the innate immune system to treat cancer and infectious diseases, and ImmunityBio, Inc. was a clinical-stage immunotherapy company developing next-generation therapies that drive immunogenic mechanisms for defeating cancer and infectious diseases, with an immunotherapy platform designed to activate both the innate and adaptive immune systems to create long-term “immunological memory.” We believe that the Merger, which closed on March 9, 2021, combined two companies to create a clinical-stage biotechnology company developing next-generation therapies and vaccines that complement, harness, and amplify the immune system to defeat cancers and infectious diseases.

ImmunityBio, Inc. is incorporated in Delaware and its principal executive offices are located in San Diego, California at 3530 John Hopkins Court, San Diego, California 92121. Our telephone number is (844) 696-5235. Our website address is https://www.immunitybio.com. Information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into this prospectus and you should not consider information on, or that can be accessed through, our website to be part of this prospectus. Inclusion of our website address in this prospectus is an inactive textual reference only. Investors should not rely on any such information in deciding whether to purchase our securities.

We use ImmunityBio, the ImmunityBio logo, and other marks as trademarks in the United States and other countries. This prospectus, the accompanying prospectus supplement and the other documents incorporated by reference contain references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, the accompanying prospectus supplement and the other documents incorporated by reference, including logos, artwork, and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our shares held by non-affiliates was less than $700 million as of June 30 of our prior fiscal year and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million as of June 30 of our prior fiscal year. We may rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

The Securities That May Be Offered

We may offer or sell common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts and units in one or more offerings individually or in any combination as units comprised of one or more of the other securities. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.

The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution.” We, as well as any of our agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock, par value $0.0001 per share, either alone or underlying other registered securities convertible into our common stock. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. We have not paid dividends in the past and have no current plans to pay dividends. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

Preferred Stock

Our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Each series of preferred stock offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up of our company, voting rights and rights to convert into common stock.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock.

The debt securities will be issued under an indenture, as supplemented by a resolution of our board of directors, an officer’s certificate or a supplemental indenture, between us and a trustee. We have summarized the general features of the debt securities to be governed by the indenture in this prospectus and the form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture.

Depositary Shares

We may, at our option, elect to offer fractional shares of preferred stock, or depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock.

Warrants

We may offer warrants for the purchase of common stock, preferred stock, debt securities or depositary shares. We may offer warrants independently or together with other securities.

Subscription Rights

We may offer subscription rights to purchase our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.

Purchase Contracts

We may offer purchase contracts, including contracts obligating holders or us to purchase from the other a specific or variable number of securities at a future date or dates.

Units

We may offer units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement and any related free writing prospectus captioned “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K, which is incorporated herein by reference, as may be amended, updated, supplemented or superseded from time to time by annual, quarterly and other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. See “Where You Can Find More Information” and “Incorporation by Reference.”

FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include statements that are not historical facts and can be identified by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “schedule,” “goal,” “predicts,” “projects,” “seek,” “should,” “potential,” or “continue,” or the negative of such terms and other same terminology. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks including business, regulatory, economic and competitive risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject as of a specific time period. Statements of past performance, efforts, or results of our preclinical and clinical trials, about which inferences or assumptions may be made, can also be forward-looking statements and are not indicative of future performance or results. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Forward-looking statements include, but are not limited to, statements concerning the following:

•	our ability to develop next-generation therapies and vaccines that complement, harness, and amplify the immune system to defeat cancers and infectious diseases;

•	our ability to obtain additional financing to fund our operations and complete the development and commercialization of our various product candidates;

•	whether or not the FDA will ultimately determine that the BLA resubmission and related actions successfully address and resolve the issues identified in the CRL;

•	our ability, and the ability of our third-party CMOs, to adequately address the issues raised in the FDA’s CRL;

•	whether the FDA approval milestone after which Oberland Capital Management LLC and its affiliates (“Oberland”) may purchase $100.0 million in Revenue Interests will be achieved and, even if the milestone is achieved, whether Oberland will actually purchase such interests and fund such $100.0 million payment;

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our ability to meet our payment obligations under the Revenue Interest Purchase Agreement (the “RIPA”) and to service the interest on our related-party promissory notes and repay such notes, to the extent required;

•	our ability to comply with the terms, conditions, covenants, restrictions, and obligations set forth in the RIPA and related transaction documents;

•	our expectations regarding the potential benefits of our strategy and technology;

•	our ability to forecast operating results and make period-to-period comparisons predictive of future performance due to fluctuations in warrant values;

•	our expectations regarding the operation and effectiveness of our product candidates and related benefits;

•	our ability to utilize multiple modes to induce cell death;

•	our beliefs regarding the benefits and perceived limitations of competing approaches, and the future of competing technologies and our industry;

•	details regarding our strategic vision and planned product candidate pipeline;

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our beliefs regarding the success, cost and timing of our product candidate development activities and current and future clinical trials and studies, including study design and the enrollment of patients;

•	the timing of the development and commercialization of our product candidates;

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our expectations regarding our ability to utilize the Phase I/II aNK and haNK® clinical trials data to support the development of our product candidates, including our haNK, taNK, t-haNK™, MSC, and M-ceNK™ product candidates;

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our expectations regarding the development, application, commercialization, marketing, prospects and use generally of our product candidates, including Anktiva, hAd5 and saRNA constructs, and PD-L1 t-haNK and M-ceNK;

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the timing or likelihood of regulatory filings or other actions and related regulatory authority responses, including any planned investigational new drug, BLA or New Drug Application filings or pursuit of accelerated regulatory approval pathways or orphan drug status and Breakthrough Therapy designations;

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our ability to implement an integrated discovery ecosystem and the operation of that planned ecosystem, including being able to regularly add neoepitopes and subsequently formulate new product candidates;

•	the ability and willingness of strategic collaborators to share our vision and effectively work with us to achieve our goals;

•	the ability and willingness of various third parties to engage in research and development activities involving our product candidates, and our ability to leverage those activities;

•	our ability to attract additional third-party collaborators;

•	our expectations regarding the ease of administration associated with our product candidates;

•	our expectations regarding patient compatibility associated with our product candidates;

•	our beliefs regarding the potential markets for our product candidates and our ability to serve those markets;

•	our expectations regarding the timing of enrollment and submission of our clinical trials, and protocols related to such trials;

•	our ability to produce an antibody-cytokine fusion protein, a DNA, RNA, or recombinant protein vaccine, or a cell therapy;

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our beliefs regarding the potential manufacturing and distribution benefits associated with our product candidates, and our third-party CMOs’ abilities to follow current Good Manufacturing Practice standards to scale up the production of our product candidates;

•	our plans regarding our manufacturing facilities and our belief that our manufacturing is capable of being conducted in-house;

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our belief in the potential of our antibody-cytokine fusion proteins, DNA, RNA, or recombinant protein vaccines, or cell therapies, and the fact that our business is based upon the success individually and collectively of these platforms;

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our belief regarding the magnitude or duration for additional clinical testing of our antibody-cytokine fusion proteins, DNA, RNA or recombinant protein vaccines, or cell therapies, along with other product candidate families;

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even if we successfully develop and commercialize specific product candidates like our N-803 or PD-L1 t-haNK, our ability to develop and commercialize our other product candidates either alone or in combination with other therapeutic agents;

•	the ability to obtain and maintain regulatory approval of any of our product candidates, and any related restrictions, limitations and/or warnings in the label of any approved product candidate;

•	our ability to commercialize any approved products;

•	the rate and degree of market acceptance of any approved products;

•	our ability to attract and retain key personnel;

•	the accuracy of our estimates regarding our future revenue, as well as our future operating expenses, capital requirements and needs for additional financing;

•	our ability to obtain, maintain, protect, and enforce patent protection and other proprietary rights for our product candidates and technologies;

•	the terms and conditions of licenses granted to us and our ability to license additional intellectual property relating to our product candidates and technology;

•	any government shutdown, which could adversely affect the U.S. and global economies, and materially and adversely affect our business and/or our BLA submission;

•	the impact on us, if any, if the CVRs held by former Altor BioScience, LLC stockholders become due and payable in accordance with their terms; and

•	regulatory developments in the U.S. and foreign countries.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may materially differ from the projections.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The description of our capital stock contained in Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 19, 2024, is incorporated herein by reference.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be named in a prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within

•	which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be United States dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

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any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act, which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, which we refer to as a successor person, unless:

•

we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series.

We refer to this as covenant defeasance. The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

•	such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;

•	no Default or Event of Default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and

•

delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, or depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent that it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of the Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock or common stock will be separately transferable;

•	the number of shares of preferred stock or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions, and other provisions for changes to or adjustment in the exercise price, of the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•

the exercise price payable for our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each stockholder;

•

the number and terms of our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements because they, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section of this prospectus captioned “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS

The following description summarizes the general features of the purchase contracts that we may offer under this prospectus. Although the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read any applicable prospectus supplement related to specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•

whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

•	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•	any provisions relating to any security provided for the purchase contracts;

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	a discussion of certain U.S. federal income tax considerations applicable to the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see the section of this prospectus captioned “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.

We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices that may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, San Diego, California. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of ImmunityBio, Inc. appearing in ImmunityBio, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.immunitybio.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement we may file are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 19, 2024;

•

the information incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2023;

•	our Current Reports on Form 8-K filed with the SEC on January 2, 2024 and February 26, 2024; and

•

the description of our common stock contained in Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 19, 2024, including any amendment or report filed for the purpose of updating such description.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

ImmunityBio, Inc.

Attn: Investor Relations

3530 John Hopkins Court

San Diego, CA 92121

(844) 696-5235

29,024,768 Shares of Common Stock

Warrants to Purchase up to 29,024,768 Shares of Common Stock

and

the Shares of Common Stock underlying the Warrants

PROSPECTUS SUPPLEMENT

April 7, 2025